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                                                                   EXHIBIT 23.11

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in Registration Statement Form S-3 and Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated March 1, 1996 on the financial statements of Historic Hotel Partners of Birmingham, Limited Partnership, our reports dated
October 8, 1997 and February 28, 1997 on the financial statements of Historic Hotel Partners of Chicago Limited Partnership, and our reports dated
October 8, 1997 and February 21, 1997 on the financial statements of Historic Hotel Partners of Nashville Limited Partnership.



                                               /s/ Pannell Kerr Forster PC



Alexandria, Virginia
September 25, 1998